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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): October 24, 2000



                     HERITAGE FINANCIAL HOLDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


     0-31825                                           63-1259533
(Commission File No.)                      (I.R.S. Employer Identification No.)


                              211 Lee Street, N.E.
                             Decatur, Alabama 35601
                    (Address of Principal Executive Offices)


                                 (205) 355-9500
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Information

         On March 14, 2000 and June 13, 2000, respectively, the shareholders of Heritage Financial Holding Corporation (the "Corporation"), a Delaware corporation, and Heritage Bank (the "Bank"), an Alabama banking corporation, approved a Plan of Reorganization and Agreement of Merger whereby the shareholders of the Bank would exchange each share of their Bank common stock, par value $.01 per share, for one share of Corporation common stock, par value $.01 per share, pursuant to an exemption from registration under Section 3(a)(12) of the Securities Act of 1933, as amended. As a result, the Bank became a wholly-owned subsidiary of the Corporation.

         On October 10, 2000, the Federal Reserve approve the Corporation's election to become a financial holding company pursuant to the Gramm-Leach-Bliley Act.

         On October 24, 2000, the Bank deregistered its common stock with the Federal Deposit Insurance Corporation pursuant to Rule 12g-4(a)(1)(i) of the Securities Exchange Act of 1934, as amended (the "Act"), and the Corporation registered its common stock pursuant to Section 12(g) of the Act.

Item 7.  Financial Statements and Exhibits


         EXHIBIT
           NO.                               DESCRIPTION
         -------                             -----------

          (2)-1 Plan of Reorganization and Agreement of Merger, dated as of March 14, 2000, by and among Heritage Financial Holding Corporation, Heritage Interim Corporation and Heritage Bank pursuant to an exemption from registration under Section 3(a)(12) of the Securities Act of 1933, as amended.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    HERITAGE FINANCIAL HOLDING CORPORATION


                                    By   /s/ Reginald D. Gilbert
                                       -------------------------------------
                                             Reginald D. Gilbert
                                       President and Chief Executive Officer


Dated: November 9, 2000